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                                                                      EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-3962, Form S-8 No. 333-3824, Form S-8 No. 333-3826 and Form
S-8 No. 333-33879) of Preferred Networks, Inc. and in the related Prospectuses of our reports dated April 15, 1999 with respect to the consolidated financial statements and schedule of Preferred Networks, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                            /s/ ERNST & YOUNG LLP



Atlanta, Georgia
April 15, 1999



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